UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2010
POPULAR, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	001-34084	66-0667416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918
(Address of principal executive offices)
(787) 765-9800
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 18, 2010, Popular, Inc. (the “Corporation”) and Mr. David H. Chafey, Jr., the Corporation’s former President and Chief Operating Officer, whose employment with the Corporation was terminated effective May 24, 2010, entered into an agreement (the “Agreement”), which sets forth the statutory severance payment of $3,136,528.82 payable to Mr. Chafey based on his thirty-three years of service pursuant to Puerto Rico’s Law 80 of May 30, 1976 (employment severance statute). In addition, the Agreement sets forth the amount of Mr. Chafey’s vested equity-based awards that were previously granted under various equity-based award plans maintained by the Corporation, includes certain waivers, acknowledgments and obligations of Mr. Chafey, and provides for the payment of Mr. Chafey’s attorney’s fees. The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the full text of the Agreement, which is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
99.1   Agreement between Popular, Inc. and David H. Chafey, Jr. dated June 18, 2010.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.
By:	/s/ Ileana González
Senior Vice President and Comptroller

Date: June 23, 2010